EXHIBIT 12.1




                         FAMILY BARGAIN CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                 (in thousands, except where otherwise indicated)

                                             Year           4 Months      9 months      12 months     12 months      12 months
                                             ended          ended         ended         ended         ended          ended
                                             12/31/91       04/30/92      04/30/93      01/29/94      01/28/95       1/27/96
 ------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations          0          (111)        (3,239)          1,113         (205)          1,476
 before income taxes
 ------------------------------------------------------------------------------------------------------------------------------
 Interest expense*                                 0            56            719           3,433        2,813           3,675
 ------------------------------------------------------------------------------------------------------------------------------
 Adjusted earnings                                 0           (55)        (2,520)          4,546        2,608           5,153
 ------------------------------------------------------------------------------------------------------------------------------

 Interest expense                                  0            56            719           3,433        2,813           3,675

 Dividends                                         0             0             25             200        2,030           3,040
 ------------------------------------------------------------------------------------------------------------------------------
       Combined fixed charges and dividends                     56            744           3,633        4,843           6,715
 ------------------------------------------------------------------------------------------------------------------------------
 Ratio of Adjusted Earnings to Combined
       Fixed Charges and Preferred Stock
       Dividends                             n/s             (0.96)         (3.39)           1.25         0.54            0.77

 Surplus (deficiency)                              0          (111)        (3,264)            913       (2,235)         (1,582)




- -----------------------------
*    Represents interest expenses as reported on the financial statements, which includes capital lease interest, debt discount amortization and debt discount amortization and debt issuance cost amortization.





                                                                                                       Pro Forma     Pro Forma
                                               12 months    12 months        3 months     3 months     12 months     12 months
                                               ended        ended            ended        ended        ended         ended
                                               04/29/95     April 1996       04/29/95     04/27/96     01/27/96      04/27/96
- -------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations         (2,845)        3,474           (3,554)     (1,558)        (504)       (1,911)
before income taxes
- -------------------------------------------------------------------------------------------------------------------------------
Interest expense*                                 2,714         4,050              664       1,039        5,657         1,392
- -------------------------------------------------------------------------------------------------------------------------------
Adjusted earnings                                  (131)        7,524           (2,890)       (519)       5,513           519
- -------------------------------------------------------------------------------------------------------------------------------

Interest expense                                  2,714         4,050              664       1,039        5,657         1,392

Dividends                                         2,790         3,134              760         854        3,040           854
- -------------------------------------------------------------------------------------------------------------------------------
      Combined fixed charges and dividends        5,504         7,184            1,424       1,893        8,697         2,246
- -------------------------------------------------------------------------------------------------------------------------------

Ratio of Adjusted Earnings Combined
      Fixed Charges and Preferred Stock
      Dividends
                                          n/s     (0.02)         1.05            (2.03)      (0.27)        0.59         (0.23)

Surplus (deficiency)                             (5,635)          340           (4,314)     (2,412)      (3,544)       (2,765)




- -----------------------------
* Represents interest expenses as reported on the financial statements, which includes capital lease interest, debt discount amortization and debt discount amortization and debt issuance cost amortization.